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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported          January 4, 2002
                                                  ------------------------------

                              TALARIAN CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                 000-31011                33-0323810
----------------------------      -------------         -------------------
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)         Identification No.)



                                333 Distel Circle
                           Los Altos, California 94022
                           ---------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

Registrant's telephone number, including area code:        (650) 965-8050
                                                    ----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 5.           Other Events
                  ------------

                  On January 5, 2002, Talarian Corporation and TIBCO Software Inc., a Delaware corporation ("TIBCO") issued a joint press release announcing the execution of a definitive agreement for TIBCO to acquire Talarian in a stock and cash transaction valued at approximately $115 million, including the assumption of stock options.

                  Pursuant to the agreement, at the effective time of the merger, each outstanding share of Talarian common stock, other than dissenting shares, will be automatically converted into the right to receive: (i) $2.65 in cash, without interest, and (ii) a fraction of a share of common stock of TIBCO equal to (a) $2.65 divided by (b) the average of the closing sales prices for one share of TIBCO common stock as reported on the Nasdaq National Market for the ten consecutive trading days ending (and including) one day prior to the closing date of the transaction (the "Closing Trading Price"); provided that if such calculation yields a Closing Trading Price that is greater than $16.21, then the Closing Trading Price shall be deemed to be $16.21; and provided further that if such calculation yields a Closing Trading Price that is less than $12.16, then the Closing Trading Price shall be deemed to be $12.16. Outstanding options and warrants to purchase Talarian common stock will be assumed by TIBCO and become exercisable for the same combination of cash and TIBCO stock as Talarian shares.

                  This transaction is subject to customary closing conditions, including the approval of Talarian stockholders, and is expected to close by the end of TIBCO's second fiscal quarter 2002. Stockholders of Talarian holding approximately 35% of Talarian's outstanding shares have agreed to vote in favor of the proposed transaction at the meeting of Talarian stockholders to be convened to consider the transaction.

                  The foregoing description is not a description of all material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction. The joint press release announcing the signing of the agreement is also filed as an exhibit to this report.

Item 7.           Financial Statements and Exhibits
                  ---------------------------------

                  (c)      Exhibits
                           --------

                           2.1 Agreement and Plan of Merger dated as of January 4, 2002 by and among TIBCO Software Inc., Panther Acquisition Corp. and Talarian Corporation.

                           2.2 Form of Voting Agreement dated as of January 4, 2002 by and among TIBCO Software Inc. and each of certain individual stockholders of Talarian Corporation.

                           99.1     Press Release dated January 5, 2002.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 8, 2002

                                  TALARIAN CORPORATION



                                  By: /s/ MICHAEL A. MORGAN
                                      -----------------------------
                                      Michael A. Morgan
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer
                                      (principal accounting officer)


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                                INDEX TO EXHIBIT


   Exhibit
   Number                             Description of Exhibit
 -----------      --------------------------------------------------------------


   2.1 Agreement and Plan of Merger dated as of January 4, 2002 by and among TIBCO Software Inc., Panther Acquisition Corp. and Talarian Corporation.

   2.2 Form of Voting Agreement dated as of January 4, 2002 by and among TIBCO Software Inc. and each of certain individual stockholders of Talarian Corporation.

   99.1           Press Release dated January 5, 2002.